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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Energy Partners, Ltd.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          (ENERGY PARTNERS, LTD. LOGO)
                             201 ST. CHARLES AVENUE
                                   SUITE 3400
                          NEW ORLEANS, LOUISIANA 70170

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2005

     Notice is hereby given that the 2005 Annual Meeting of Stockholders of Energy Partners, Ltd. (the "Company"), a Delaware corporation, will be held at the Hotel InterContinental New Orleans, Vieux Carre B Room, 444 St. Charles Ave., New Orleans, Louisiana 70130, on Thursday, May 12, 2005, at 9:00 a.m., Central Daylight Time, for the following purposes:

          (1) to elect ten (10) directors to hold office until the Annual Meeting of Stockholders in the year 2006 and until their successors are duly elected and qualified;

          (2) to approve the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors;

          (3) to ratify the appointment of KPMG LLP as the Company's independent registered public accountants for the year ended December 31, 2005; and

          (4) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 16, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the 2005 Annual Meeting, or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after the Record Date. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2005 Annual Meeting for a period of ten (10) days prior to the meeting at the Company's principal executive offices at 201 St. Charles Ave., Suite 3400, New Orleans, Louisiana 70170.

                                          By Order of the Board of Directors,

                                          /s/ John H. Peper

                                          JOHN H. PEPER
                                          Executive Vice President, General
                                          Counsel and Corporate Secretary

New Orleans, Louisiana
April 4, 2005

PLEASE RETURN THE ENCLOSED PROXY CARD TODAY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE 2005 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                             ENERGY PARTNERS, LTD.
                             201 ST. CHARLES AVENUE
                                   SUITE 3400
                          NEW ORLEANS, LOUISIANA 70170

     The 2004 Annual Report to Stockholders, including audited financial statements, is being mailed to stockholders, together with these proxy materials, on or about April 4, 2005.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2005

     This Proxy Statement is furnished to the stockholders of Energy Partners, Ltd. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 12, 2005 at the Hotel InterContinental New Orleans, Vieux Carre B Room, 444 St. Charles Ave., New Orleans, Louisiana 70130 at 9:00 a.m., Central Daylight Time (the "2005 Annual Meeting" or the "Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                         ABOUT THE 2005 ANNUAL MEETING

VOTING PROCEDURES

     Stockholders of record at the close of business on March 16, 2005 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, there were outstanding and entitled to vote 36,177,638 shares of the Company's Common Stock (the "Company Shares" or the "Common Stock"). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The person(s) whom the Company appoints to act as inspector(s) of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. The Company Shares present at the meeting, in person or by proxy, that are abstained from voting will be counted as present for determining the existence of a quorum.

     Each of the Company Shares will entitle the holder to one vote. Cumulative voting is not permitted. All matters to be submitted to the stockholders require an affirmative vote of the majority of votes present in person or represented by proxy and entitled to vote, provided that directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting. Other than with respect to the election of directors, an abstention is counted as a vote against a matter to be presented at the Meeting. A broker non-vote is not entitled to be voted and therefore will not affect the outcome on any proposal in the Proxy Statement. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and the broker has not received voting instructions from the beneficial owner. Votes cast at the meeting will be counted by the inspector(s) of election.

     The Board of Directors is soliciting your proxy on the enclosed Proxy Card to provide you with an opportunity to vote on all matters to come before the meeting, whether or not you attend in person. If you execute and return the enclosed Proxy Card, your shares will be voted as you specify. If you make no specifications, your shares will be voted in accordance with the recommendations of the Board, as set forth below. If you submit a Proxy Card, you may subsequently revoke it by submitting a revised proxy or a written revocation at any time before your original proxy is voted. You may also attend the meeting in person and vote in person by ballot, which would cancel any proxy you previously gave.

     The Board of Directors urges you to vote, and solicits your proxy, as follows:

          (1) FOR the election of ten (10) nominees for membership on the Company's Board of Directors, Messrs. Bachmann, Bumgarner, Carlisle, Carter, Dawkins, Gershen, Herrin, Hiltz and Phillips and Dr. Francis, to serve until the Annual Meeting of Stockholders in the year 2006 and until their successors are duly elected and qualified;

          (2) FOR the approval of the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors;

          (3) FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the year ending December 31, 2005; and

          (4) At the discretion of the designated proxies named on the enclosed Proxy Card, on any other matter that may properly come before the 2005 Annual Meeting, and any adjournment or postponement thereof.

PROXY SOLICITATION

     Your proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed by the Company for reasonable out-of-pocket expenses in connection with such solicitation. In addition, D.F. King & Co. has been retained to aid in the solicitation at an estimated fee of $8,500. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

                   OWNERSHIP OF COMMON AND PREFERRED STOCK BY
                    MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director; by the Company's chief executive officer; by the five other most highly compensated executive officers of the Company; by all directors and executive officers as a group; and by such persons known to the Company to own beneficially more than five (5%) of the outstanding Common Stock of the Company.

     The information set forth below is as of the Record Date and is based upon information supplied or confirmed by the named individuals:

                                                                          PERCENT OF
                                                               COMMON       COMMON
BENEFICIAL OWNER                                               SHARES     SHARES(1)
----------------                                              ---------   ----------
Richard A. Bachmann(2)......................................  2,861,185       7.9
Suzanne V. Baer(3)..........................................    584,533       1.6
John C. Bumgarner, Jr.(4)...................................     47,928         *
Jerry D. Carlisle(5)........................................     14,174         *
Harold D. Carter(4).........................................     39,407         *
Enoch L. Dawkins(6).........................................      7,178         *
T. Rodney Dykes(7)..........................................     51,801         *
William Flores, Jr.(8)......................................     28,836         *
Dr. Norman D. Francis(9)....................................         --         *
Robert D. Gershen(4)........................................     40,974         *
Phillip A. Gobe.............................................         --         *
William R. Herrin(9)........................................         --         *
William O. Hiltz(10)........................................    105,993         *
Dr. Eamon M. Kelly(4).......................................     29,062         *
John H. Peper(11)...........................................    258,459         *
John G. Phillips(4).........................................     37,161         *
All directors and executive officers as a group (14
  persons)..................................................  4,106,691      11.0
Amaranth LLC(12)............................................  1,914,843       5.2
Sagamore Hill Capital Management L.P.(13)...................  1,910,171       5.0

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Percentage ownership of a holder or class of holders is calculated by dividing (1) the number of shares of Common Stock, including restricted shares, outstanding attributed to such holder or class of holders, as the case may be, plus the total number of shares of Common Stock underlying options exercisable within sixty days from March 16, 2005 and warrants held by such holder or class of holders, as the case may be, by (2) the total number of shares of Common Stock outstanding plus the total number of shares of Common Stock underlying options exercisable within sixty days from March 16, 2005 and warrants held by such holder or class of holders, as the case may be, but not Common Stock underlying such securities held by any other person.

 (2) Based on an amended Schedule 13G and ownership reports filed with the Securities and Exchange Commission. Includes 885,898 shares of Common Stock pledged to support obligations incurred in three separate transactions under a Forward Purchase Agreement. Mr. Bachmann retains voting rights with respect to these shares. The number of shares to be delivered commencing in June 2007 pursuant to such agreement will be based on the market price of the Company's Common Stock and will not exceed 885,898 shares. Mr. Bachmann has the right to deliver cash instead of shares of Common Stock. Also includes (i) 288,890 shares of Common Stock subject to options granted to Mr. Bachmann under our Amended and Restated 2000 Long Term Stock Incentive Plan, which may be exercised within 60 days from March 16, 2005, (ii) 1,053 shares of Common Stock beneficially owned by Mr. Bachmann and held in trust by the Energy Partners, Ltd. 401(k) Plan. and (iii) 500 shares beneficially owned by Mr. Bachmann's wife. The address for Mr. Bachmann is Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170.

 (3) Includes 438,667 shares of Common Stock subject to options granted to Ms. Baer under our Amended and Restated 2000 Long Term Stock Incentive Plan, which may be exercised within 60 days from March 16, 2005. Also includes 256 shares of Common Stock beneficially owned by Ms. Baer and held in trust by the Energy Partners, Ltd. 401(k) Plan.

 (4) Includes 20,000 shares of Common Stock subject to options granted under our 2000 Stock Option Plan for Non-Employee Directors to each of Messrs. Bumgarner, Carter, Gershen and Phillips and Dr. Kelly, which are currently exercisable. Also includes 12,283 and 1,993 phantom shares accrued for Messrs. Bumgarner and Gershen under our Stock and Deferral Plan for Non-Employee Directors.

 (5) Includes 10,000 shares of Common Stock subject to options granted under our 2000 Stock Option Plan for Non-Employee Directors which are currently exercisable. Includes 500 shares of Common Stock beneficially owned by Mr. Carlisle's wife of which Mr. Carlisle disclaims beneficial ownership.

 (6) Includes 6,000 shares of Common Stock subject to options granted to Mr. Dawkins under our 2000 Stock Option Plan for Non-Employee Directors which are currently exercisable.

 (7) Includes 47,556 shares of Common Stock subject to options granted to Mr. Dykes under our Amended an Restated 2000 Long Term Stock Incentive Plan, which may be exercised within 60 days of March 16, 2005. Also includes 761 shares of Common Stock beneficially owned by Mr. Dykes and held in trust by the Energy Partners, Ltd. 401(k) Plan.

 (8) Includes 8,667 shares of Common Stock subject to options granted to Mr. Flores under our Amended and Restated 2000 Long Term Stock Incentive Plan, which may be exercised within 60 days of March 16, 2005.

 (9) Dr. Francis and Mr. Herrin are standing for election for the first time at the 2005 Annual Meeting of Stockholders.

(10) Includes 4,000 shares of Common Stock subject to options granted under our 2000 Stock Option Plan for Non-Employee Directors to Mr. Hiltz, which are currently exercisable, and 1,993 phantom shares accrued for Mr. Hiltz under our Stock and Deferral Plan for Non-Employee Directors.

(11) Includes 106,055 shares of Common Stock subject to options granted to Mr. Peper under our Amended and Restated 2000 Long Term Stock Incentive Plan, which may be exercised within 60 days from March 16, 2005 and 116,713 warrants granted in the acquisition of Hall-Houston, which are currently exercisable. Also includes 533 shares of Common Stock beneficially owned by Mr. Peper and held in trust by the Energy Partners, Ltd. 401(k) Plan.

(12) Based on an amended Schedule 13G filed with the Securities and Exchange commission on February 10, 2005 for shares held by Amaranth LLC, Amaranth Advisors L.L.C. and Nicholas M. Maounis, as managing member of Amaranth Advisors L.L.C. (collectively, "Amaranth"). Includes 1,008,025 shares of Common Stock and 906,818 warrants held by Amaranth. The address for Amaranth is One American Lane, Greenwich, Connecticut 06831.

(13) Based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005, for shares held by Sagamore Hill Capital Management L.P., Sagamore Hill Managers LLC and Steven H. Bloom, as sole member of Sagamore Hill Managers LLC (collectively, "Sagamore Hill"). The address for Sagamore Hill is 10 Glenville Street, 3rd Floor, Greenwich, Connecticut 06831.

     MATTERS TO BE PRESENTED TO THE STOCKHOLDERS AT THE 2005 ANNUAL MEETING

ITEM 1 -- ELECTION OF DIRECTORS

     At the 2005 Annual Meeting, ten (10) directors are to be elected, each of whom will serve until the Annual Meeting of Stockholders in the year 2006 and until their respective successors are duly elected and qualified. The persons named as proxies on the enclosed Proxy Card intend to vote FOR the election of each of the ten (10) nominees listed below, unless otherwise directed.

     The Board has nominated, and the proxies will vote to elect, the following individuals as members of the Board of Directors to serve for a period of one
(1) year and until their respective successors are duly elected and qualified:
Richard A. Bachmann, John C. Bumgarner, Jerry D. Carlisle, Harold D. Carter, Enoch L. Dawkins, Dr. Norman D. Francis, Robert D. Gershen, William R. Herrin, William O. Hiltz and John G. Phillips. Each nominee has consented to be nominated and to serve, if elected.

     Under the Company's Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent under the rules of the New York Stock Exchange. The Board has adopted categorical standards to assist it in making determinations of independence for directors. The standards are attached as Annex A to this Proxy Statement.

     The Board has determined that each of Messrs. Bumgarner, Carlisle, Carter, Gershen, Herrin, Hiltz and Phillips and Dr. Francis is independent. Mr. Bachmann was determined to be not independent because he is our president and chief executive officer. Mr. Dawkins was determined to be not independent because one of his immediate family members (as defined in the New York Stock Exchange rules) is a consulting principal of KPMG LLP, our independent registered public accountant. We have been advised by the New York Stock Exchange that Mr. Dawkins can remain a member of our Compensation Committee until our annual meeting in 2006 under the Exchange's director independence transition rules.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TEN (10) NOMINEES: MESSRS. BACHMANN, BUMGARNER, CARLISLE, CARTER, DAWKINS, GERSHEN, HERRIN, HILTZ AND PHILLIPS AND DR. FRANCIS.

INFORMATION ABOUT THE NOMINEES

     Richard A. Bachmann, age 60, has been president and chief executive officer of the Company and chairman of its Board of Directors since the Company's incorporation in January 1998. Mr. Bachmann began organizing the Company in February 1997. From 1995 to January 1997, he served as director, president and chief operating officer of The Louisiana Land and Exploration Company ("LL&E"), an independent oil and gas exploration company. From 1982 to 1995, Mr. Bachmann held various positions with LL&E, including director, executive vice president, chief financial officer and senior vice president of finance and administration. From 1978 to 1981, Mr. Bachmann was the treasurer of Itel Corporation. Prior to 1978, Mr. Bachmann served with Exxon International, Esso Central America, Esso InterAmerica and Standard Oil of New Jersey. He is also a director of Trico Marine Services, Inc.

     John C. Bumgarner, Jr., age 62, has been a director since January 2000. Mr. Bumgarner is currently serving as managing member of Utica Plaza Management Company, a family-owned real estate company. Mr. Bumgarner was chief operating officer and president of strategic investments for Williams Communications Group, Inc., a high technology company, from May 2001 to November 2002. Williams Communications Group, Inc. filed a Plan of Reorganization with the U.S. Bankruptcy Court for the Southern District of New York in August 2002. Mr. Bumgarner joined The Williams Companies, Inc. in 1977 and served as senior vice president of Williams Corporate Development and Planning and then also served as president of Williams International Company prior to joining Williams Communications Group, Inc. Mr. Bumgarner is also a director of Management Planning Systems, Inc. and Sirenza Microdevices, Inc. Mr. Bumgarner is a former treasurer of Skelly Oil.

     Jerry D. Carlisle, age 59, has been a director since March 2003. Mr. Carlisle has been vice president and director of DarC Marketing, Inc., a family-owned marketing company, since 1997. From 1983 to 1997,

Mr. Carlisle was vice president, controller and chief accounting officer of LL&E and, from 1979 to 1983, he held various management positions at LL&E. Mr. Carlisle has a masters of business administration from Loyola University, is a certified public accountant, and serves as a trustee of the Mississippi State University Business School.

     Harold D. Carter, age 66, has been a director since May 1998. Since 1995, Mr. Carter has been an independent oil and natural gas consultant and investment advisor. Mr. Carter is a director of Brigham Exploration Company and Abraxas Petroleum Corp., public oil and gas companies, a director of Longview Energy Company, a privately held oil and gas company, and former president of Sabine Corporation, an independent oil and gas exploration company.

     Enoch L. Dawkins, age 67, has been a director since January 2004. Mr. Dawkins has recently retired from Murphy Exploration and Production Co., where he served as president from 1991 until 2003. From 1964 until 1991, Mr. Dawkins held various operational, marketing and managerial positions at Ocean Drilling and Exploration Company, including president from 1989 until its acquisition by Murphy Oil Corporation in 1991. He is also a director of Superior Energy Services, Inc.

     Dr. Norman D. Francis, age 74, is standing for election for the first time at the 2005 Annual Meeting of Stockholders. Dr. Francis has served as the President of Xavier University of Louisiana since 1968. Dr. Francis is the chairman of the board for the Southern Education Foundation and for Liberty Bank and Trust, a member of the board of directors of the American Council on Education and a Fellow of The American Academy of Arts and Sciences (inducted
1993).

     Robert D. Gershen, age 51, has been a director since May 1998. Mr. Gershen is president of Associated Energy Managers, LLC, an investment management firm specializing in private equity investments in the energy sector. He is also a managing director of the general partner of Energy Income Fund, an investment fund. In addition, Mr. Gershen serves as the President of Longview Energy Company, a privately held oil and gas company. Since 1989, Mr. Gershen has managed, through Associated Energy Managers, LLC, three funds that invest in energy companies in the United States.

     William R. Herrin, age 70, is standing for election for the first time at the 2005 Annual Meeting of Stockholders. Mr. Herrin served in a number of capacities for Chevron Corporation, most recently as Vice President and General Manager, Gulf of Mexico Production Business Unit, Chevron U.S.A. Production Co. from July 1992 until his retirement in 1998.

     William O. Hiltz, age 53, has been a director since November 2000. Mr. Hiltz is a senior managing director of Evercore Partners and has been since joining that firm in October 2000. From April 1995 until October 2000, Mr. Hiltz was a managing director and head of the global energy group for UBS Warburg LLC and its predecessor firms, SBC Warburg Dillon Read and Dillon, Read & Co. Inc.

     John G. Phillips, age 82, has been a director since May 1998. Since 1995, Mr. Phillips has been an independent financial consultant. Mr. Phillips is former chairman, president and chief executive officer of LL&E and, since 1972, continues to serve as a director of the Whitney National Bank and Whitney Holding Corporation. Mr. Phillips retired from LL&E in 1985.

ITEM 2 -- APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors recommends a vote FOR the proposal to approve the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors of the Company (the "Plan").

GENERAL

     The 2000 Stock Incentive Plan for Non-Employee Directors was approved by the Board of Directors and our stockholders in September 2000. In March 2005, our Board of Directors amended and restated the Plan, subject to stockholder approval, to permit the use of restricted share units in addition to stock options, to provide flexibility to adjust grants to maintain a competitive equity component for non-employee directors and to increase the number of shares authorized for issuance under the Plan by 250,000. As of the Record Date, there were 98,000 shares available for issuance under the Plan. If the stockholders approve the amended and restated Plan at the Meeting, the Plan will become effective as of the date of the Meeting.

     Based on advice of an independent compensation consultant retained by the Compensation Committee, the Committee recommended, and the Board of Directors approved, a peer group median target of approximately $150,000 in total compensation for non-employee directors. Subject to approval of the Plan by our stockholders, the Board of Directors has approved the grant of 5,000 stock options and 2,000 restricted share units to each non-employee director on the date of the 2005 Annual Meeting. See "Corporate Governance -- Compensation of Directors" for a description of the cash component of compensation for our non-employee directors.

     The following summary of the Plan is qualified in its entirety by express reference to the Plan, which is attached as Annex B to this Proxy Statement.

DESCRIPTION OF STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

     Shares Reserved for Issuance Under the Plan. The Company has reserved a total of 500,000 shares of the Company's Common Stock for issuance under the Plan. If any awards under the Plan are forfeited, cancelled, terminated, exchanged or surrendered, settled in cash, or otherwise terminated without a distribution of the Company's Common Stock, the shares covered by such award shall again be available for awards under the Plan.

     Types of Awards. The Plan authorizes the Plan Administrator (as defined below) to grant stock options and restricted share units.

     Eligibility. Grants and awards under the Plan may be made to non-employee directors. For purposes of the Plan, a non-employee director is a director of the Company who is not an employee of the Company or any subsidiary of the Company. The Company currently has eight non-employee directors.

     Administration. The Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be designated by the Board of Directors (any such committee, the "Plan Administrator"), interprets and administers the Plan. The Plan Administrator determines in its discretion whether to grant to an eligible director stock options, restricted share units, or both or neither, and the number of stock options and/or restricted share units to be granted. Any decision of the Plan Administrator in the administration of the Plan is final and binding upon all eligible directors.

     Amendment and Termination of the Plan. The Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, no amendment of the Plan may impair any right of any non-employee director with respect to any option or restricted share unit already granted without such director's written consent.

     Capital Adjustments. In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors may make appropriate adjustments in the aggregate number and kind of shares reserved for awards and in the number and kind of shares covered by outstanding awards and in the option price per share.

STOCK OPTIONS

     Option Agreement. Each option granted under the plan shall be evidenced by an option agreement duly executed on behalf of the Company.

     Option Exercise Price. The option exercise price for an option granted under the Plan shall be the fair market value of the shares covered by the option at the time the option is granted.

     Time and Manner of Exercise of Options. Options become fully exercisable on the first anniversary of the date of the grant. Prior to the one-year anniversary, the options shall be exercisable as to a number of shares covered by the option determined by pro-rating the number of shares covered by the option based on the number of days elapsed since the date of the grant. Any portion of an option that has not become exercisable prior to the cessation of the optionee's service as a director for any reason shall not thereafter become exercisable. Vested stock options may be exercised from time to time over the term of the option. An option may be exercised by written notice accompanied by payment of the full option price in cash or by check, in shares of the Company's Common Stock already owned for at least 6 months or by delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds to pay option price.

     Expiration of Options.  Each option shall expire on the earlier of (i) ten
(10) years from the date of the granting thereof, or (ii) thirty-six (36) months after the date the optionee ceases to be a director of the Company for any reason.

     Transferability. During an optionee's lifetime, an option may be exercised only by the optionee. In the event of the death of an optionee prior to the expiration of an option, such option shall be exercisable after the date of the optionee's death for the balance of the period up to its expiration by the optionee's beneficiary or, if none, by the person to whom the option passes by will or the laws of descent and distribution. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution.

RESTRICTED SHARE UNITS

     Nature of Restricted Share Units. Each restricted share unit represents the right to receive one share of Common Stock upon the earlier to occur of: (i) the cessation of the eligible director's service as a director of the Company for any reason, or (ii) the occurrence of a change of control of the Company (each, a "Payment Event"). Each restricted share unit shall be evidenced by a restricted share unit agreement duly executed on behalf of the Company.

     Vesting and Forfeiture. An eligible director shall become 100% vested in a grant of restricted share units on the first anniversary of the date of grant. Prior to the first anniversary of the grant, an eligible director shall be vested in a number of restricted share units determined by pro-rating the grant based on the number of days elapsed since the date of the grant. If the service of an eligible director ceases for any reason prior to the first anniversary of the grant, the director shall forfeit any unvested restricted share units.

     Dividend Equivalents. If the Company declares a dividend on its Common Stock, eligible directors shall be entitled to receive a grant of an additional number of restricted share units representing shares of Common Stock having a fair market value on the dividend payment date which shall be equal to the value of the cash dividend such director would have been entitled to had the director held shares of common stock instead of restricted share units.

     Payment of Vested Restricted Share Units. Upon the occurrence of a Payment Event, the director shall be entitled to receive a number of shares of Common Stock equal to the number of vested restricted share units held by such director at the time of the event.

     Transferability. Restricted share units granted under the Plan shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner other than by will or applicable laws of descent and distribution or by beneficiary designation taking effect upon the director's death.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plan.

     Stock Options. The options under the Plan are nonstatutory options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The grant of options will not result in taxable income to the non-employee director or a tax deduction to the Company. The exercise of an option by a non-employee director will result in taxable ordinary income to the non-employee director and generally a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares being purchased on the date the option was exercised and their fair market value on the date the option was granted (the option price).

     Restricted Share Units. The grant of restricted stock under the Plan will not result in taxable income to the non-employee director or a tax deduction to the Company. Upon the payment of shares following a Payment Event, the non-employee director will recognize ordinary income equal to the fair market value of such shares at the time of receipt. The Company will generally be entitled to a deduction that corresponds to the amount and time of the non-employee director's recognition of income.

NEW PLAN BENEFITS

     No benefits or amounts will be received by or allocated to any current executive officer or any employee (including any current officer who is not an executive officer) under the Plan because no such person is eligible to participate in the Plan. Other than as set forth above under "General," the benefits or amounts that will be received by, or allocated to, all current directors who are not executive officers under the Plan are not determinable because such benefits or amounts, if any, will be awarded in the future at the discretion of the Plan Administrator.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2004, with respect to compensation plans under which our equity securities are authorized for issuance.

                                NUMBER OF SECURITIES         WEIGHTED
                                  TO BE ISSUED UPON      AVERAGE EXERCISE     NUMBER OF SECURITIES
                               EXERCISE OF OUTSTANDING       PRICE OF        REMAINING AVAILABLE FOR
                                  OPTIONS, WARRANTS        OUTSTANDING      FUTURE GRANT UNDER EQUITY
                                    AND RIGHTS(1)           OPTIONS(2)         COMPENSATION PLANS
                               -----------------------   ----------------   -------------------------
Equity compensation plans
  approved by stockholders...         1,707,494               $10.78                1,508,851
Equity compensation plans not
  approved by stockholders...                --                   --                       --

---------------

(1) Comprised of 1,247,964 shares subject to issuance upon the exercise of options, 211,000 shares issued as performance shares and 248,530 shares to be issued upon the lapsing of restrictions associated with restricted share units

(2) Restricted share units and performance shares do not have an exercise price; therefore this only reflects the option exercise price.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN

ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
          ACCOUNTANTS

     The Audit Committee of the Board of Directors is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company's independent registered public accountants. The Audit Committee has appointed KPMG LLP as the independent registered public accountants for the year ending December 31, 2005. While stockholder ratification is not required by the Company's By-laws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of KPMG LLP as the Company's independent registered public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2005. The persons designated as proxies will vote FOR the ratification of KPMG LLP as the Company's independent registered public accountants, unless otherwise directed. Representatives of KPMG LLP are expected to be present at the 2005 Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to questions, as appropriate.

                              CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS

     The directors hold regular meetings, attend special meetings as required and spend such time on the affairs of the Company as their duties require. The Company's Corporate Governance Guidelines provide that directors are expected to attend regular Board meetings and the Annual Meeting of Stockholders in person and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During calendar year 2004, the Board of Directors held a total of nine (9) meetings, regular and special. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees on which they served during the period. All but one of the Company's current directors attended the annual meeting of stockholders in 2004.

     The non-management directors meet in executive sessions at least semi-annually to discuss such matters as they deem appropriate and, at least once a year, to review the Compensation Committee's annual review of the chief executive officer. These executive sessions are chaired by the Chairman of the Nominating & Governance Committee. Stockholders may communicate with the non-management directors by following the procedures under "-- Communications with Board of Directors."

COMMITTEES OF THE BOARD

  THE AUDIT COMMITTEE

     The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the current members of which are Messrs. Bumgarner, Carlisle (Chairman), Carter and Phillips. The Board of Directors has determined that each of the members of the Audit Committee is "independent" as defined by New York Stock Exchange ("NYSE") listing standards and the rules of the SEC applicable to audit committee members, and that Mr. Carlisle qualifies as an "audit committee financial expert" as described in Item 401(h) of Regulation S-K. The Audit Committee has a charter under which its primary purpose is to assist the Board in overseeing (1) the integrity of the Company's financial statements, (2) the independent registered public accountants' qualifications and independence, (3) the performance of the Company's internal audit function and independent registered public accountants and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment and compensation of the independent registered public accountants. During fiscal year 2004, the Audit Committee held six (6) meetings.

  THE COMPENSATION COMMITTEE

     The Board of Directors has a standing Compensation Committee, the current members of which are Messrs. Bumgarner (Chairman), Dawkins and Phillips. The Compensation Committee has a charter under which its responsibilities and authorities include reviewing the Company's compensation strategy, reviewing the performance of and approving the compensation for the senior management (other than the chief executive officer), evaluating the chief executive officer's performance and, either as a committee or together with the other independent directors, determining and approving the chief executive officer's compensation level. In addition, the committee approves and administers employee benefit plans and takes such other action as may be appropriate or as directed by the Board of Directors to ensure that the compensation policies of the

Company are reasonable and fair. The Board of Directors has determined that each member of the Compensation Committee is "independent" as defined by NYSE listing standards, other than Mr. Dawkins. Under the transition provisions of the New York Stock Exchange rules, we have until our annual meeting in 2006 to replace Mr. Dawkins as a member of the Compensation Committee. During fiscal year 2004, the Compensation Committee held six (6) meetings.

  THE NOMINATING & GOVERNANCE COMMITTEE

     The Board of Directors also has a standing Nominating & Governance Committee, the current members of which are Dr. Kelly (Chairman) and Messrs. Carter and Gershen. The Nominating & Governance Committee has a charter under which its responsibilities and authorities include identifying director candidates and recommending director nominees for the next annual meeting of stockholders or for any vacancy on the Board of Directors and recommending members of the Board of Directors to serve on the various committees. In addition, the Nominating & Governance Committee develops and recommends to the Board of Directors the Corporate Governance Guidelines of the Company and is responsible for the oversight of the evaluation of the Board of Directors and management. The Board of Directors has determined that each member of the Nominating & Governance Committee is "independent" as defined by NYSE listing standards. During fiscal year 2004, the Nominating & Governance Committee held six (6) meetings.

  NOMINEE QUALIFICATIONS

     When seeking candidates for director, the Nominating & Governance Committee may solicit suggestions from incumbent directors, management, stockholders or others. While the Nominating & Governance Committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2004. After conducting an initial evaluation of a potential candidate, the Nominating & Governance Committee will interview that candidate if it believes such candidate might be suitable to be a director. The Nominating & Governance Committee may also ask the candidate to meet with management. If the Nominating & Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate's election.

     The Nominating & Governance Committee selects each nominee based on the nominee's skills, achievements and experience. The Nominating & Governance Committee considers a variety of factors in selecting candidates, including, but not limited to the following: independence, wisdom, integrity, an understanding and general acceptance of the Company's corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one's mind, an ability to challenge and stimulate management and a willingness to commit time and energy.

     This year, Dr. Francis and Mr. Herrin are standing for election by the stockholders for the first time. Dr. Francis and Mr. Herrin were initially recommended to the Board by our Chief Executive Officer who believed they would make valuable additions to the Board.

  COMMUNICATIONS WITH BOARD OF DIRECTORS

     The Nominating & Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company's annual general meeting and governance process and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board by mail in care of the Corporate Secretary at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate director or directors will be available to any non-management director who wishes to review it.

  WEBSITE ACCESS TO CORPORATE GOVERNANCE DOCUMENTS

     Copies of the charters for the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, as well as the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics (the "Code"), are available free of charge on the Company's website at www.eplweb.com or by writing to Investor Relations, Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. The Company will also post on its website any amendment to the Code and any waiver of the Code granted to any of its directors or executive officers.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual retainer of $27,500 and meeting fees of $1,000 for each Board or committee meeting attended (even if held on the same date). The Chairman of the Audit Committee receives an additional $15,000 per year, each other Audit Committee member receives an additional $5,000 per year and the Chairman of each of the Compensation Committee and the Nominating & Governance Committee receives an additional $10,000 per year. Meeting fees are paid in cash. Retainer fees are paid in shares of Common Stock (valued at fair market value); provided that a director may elect to receive up to 50% of such retainer fees in cash. Directors may defer all or a portion of their retainer and meeting fees. Directors are also reimbursed for their reasonable expenses in connection with attending Board of Director meetings and other Company events.

     Our 2000 Stock Option Plan for Non-Employee Directors provides for automatic grants of stock options to members of the Board of Directors who are not employees of the Company or any subsidiary. An initial grant of a stock option to purchase 2,000 shares of our Common Stock will be made to each person who becomes a non-employee director after the effective date upon his or her initial election or appointment. After the initial grant, each non-employee director will receive an additional grant of a stock option to purchase 4,000 shares of our Common Stock immediately following each annual meeting. All stock options granted under the plan will have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant (as determined by the committee appointed to administer the plan), will be fully vested and immediately exercisable and will expire on the earlier of (i) ten years from the date of grant or (ii) 36 months after the optionee ceases to be a director for any reason. The total number of shares of our Common Stock that may be issued under the plan is 250,000, subject to adjustment in the case of certain corporate transactions and events. We are proposing to amend this plan to permit the use of restricted share units in addition to stock options, to provide flexibility to adjust grants to maintain a competitive equity component for non-employee directors and to increase the number of shares authorized for issuance under the Plan by 250,000. Please see "Item 2 -- Approval of Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors" and Annex B for more information.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION

     The following table sets forth certain summary information for the prior three years concerning the compensation earned by the Company's Chief Executive Officer (Mr. Bachmann) and our five other most highly compensated executive officers who earned in excess of $100,000 for services rendered in 2004.

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                      AWARDS(1)
                                                               -----------------------
                                                                            SECURITIES
                                                               RESTRICTED   UNDERLYING
                                                                 SHARE       OPTIONS/     ALL OTHER
                                           SALARY     BONUS     AWARD(S)       SARS      COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR     ($)       ($)        ($)          (#)          ($)(2)
---------------------------         ----   -------   -------   ----------   ----------   ------------
Richard A. Bachmann...............  2004   392,000   600,000         --       62,000         6,853
  Chairman, President and Chief     2003   372,000   500,000         --      200,000         9,096
  Executive Officer(3)              2002   350,000   270,000     90,630       53,334         6,189
Suzanne V. Baer...................  2004   245,000   250,000         --           --         6,367
  Executive Vice President and      2003   232,500   200,000         --      147,000         2,138
  Chief Financial Officer(4)(5)     2002   218,750   175,000     44,268       26,667         1,924
Phillip A. Gobe...................  2004    21,538   100,000    758,800       95,500           127
  Executive Vice President and
  Chief Operating Officer(6)(7)
John H. Peper.....................  2004   212,000   200,000         --       13,400        35,836
  Executive Vice President,         2003   201,500   175,000         --       33,500         4,495
  General Counsel and Corporate     2002   189,750   128,588    188,822       23,333           591
  Secretary(8)
T. Rodney Dykes...................  2004   202,000    80,000         --       10,000         4,675
  Senior Vice President --          2003   184,583   160,000         --       26,000        12,244
  Production(9)
William Flores, Jr. ..............  2004   202,000    25,000         --        7,000        46,096
  Senior Vice President --          2003    81,250   160,000    214,400       26,000           255
  Drilling(6)(10)

---------------

 (1) Under the Amended and Restated 2000 Long Term Stock Incentive Plan, all outstanding awards will become fully exercisable at the time of a change of control of the Company. See "-- Employment Agreements and Change of Control Arrangements" for a summary of the definition of change of control.

 (2) The amounts represent the dollar value of term life insurance premiums paid by us for the benefit of the executive officers, the dollar value of the Company match to the Energy Partners, Ltd. 401(k) Plan on the employees' behalf, reimbursement of relocation expenses and the Company's contributions to a key employee retention plan. The plan requires that the 401(k) match be held in our Common Stock for a period of three years. For 2004, (i) the life insurance premiums for Messrs. Bachmann, Gobe, Peper, Dykes and Flores and for Ms. Baer were $4,752, $127, $1,031, $635, $636 and $2,367, respectively; (ii) the value of the 401(k) match for Messrs. Bachmann, Peper and Dykes and for Ms. Baer were $2,101, $6,286, $4,040 and $4,100, respectively; and (iii) the value of reimbursed relocation expenses for Messrs. Peper and Flores was $27,979 and $45,460, respectively.

 (3) On May 6, 2003, Mr. Bachmann was awarded 9,000 restricted shares for services rendered in 2002, half of which vested on May 6, 2004 and the remainder of which vest on May 6, 2005. As of December 31, 2004, the unvested portion of Mr. Bachmann's restricted shares had a value of $1,312,280. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

 (4) On March 18, 2003, Ms. Baer was granted 4,545 restricted shares for services rendered in 2002, one half of which vested on March 18, 2004 and the remainder of which vested on March 18, 2005. As of December 31, 2004, the unvested portion of Ms. Baer's restricted shares had a value of $46,074. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

 (5) Ms. Baer has announced her plan to retire in April 2005. Her successor, David R. Looney, began service in February 2005 and became the Company's Executive Vice President and Chief Financial Officer upon his appointment by the Board of Directors in March 2005.

 (6) Mr. Gobe commenced employment with us in December 2004 and Mr. Flores commenced employment with us in August 2003.

 (7) On December 6, 2004, Mr. Gobe was granted 40,000 restricted share units which vest on December 6, 2007. As of December 31, 2004, the unvested portion of Mr. Gobe's restricted shares had a value of $810,800. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

 (8) On March 18, 2003, Mr. Peper was granted 3,878 restricted shares for services rendered in 2002. One half of the shares vested on March 18, 2004 and the remainder vested on March 18, 2005. On May 6, 2003, Mr. Peper was granted 15,000 restricted shares for services rendered in 2002, all of which vest on May 6, 2006. As of December 31, 2004, the unvested portion of Mr. Peper's restricted shares had a value of $343,354. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

 (9) Mr. Dykes was named Senior Vice President -- Production in 2003. As of December 31, 2004, the unvested portion of Mr. Dykes' restricted shares had a value of $35,310. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

(10) On August 1, 2003, Mr. Flores was granted 20,000 restricted shares, one third of which vested on August 1, 2004, one third of which vest on August 1, 2005 and the remaining one third of which vest on August 1, 2006. As of December 31, 2004, the unvested portion of Mr. Flores' restricted shares had a value of $270,260. Dividends, if any, will be paid on the restricted shares at the same rate paid to all stockholders.

INCENTIVE AND OTHER EMPLOYEE BENEFIT PLANS

     The table below sets forth information regarding stock options granted to our Chief Executive Officer and our five other most highly compensated executive officers for services rendered during the fiscal year ended December 31, 2004 and includes stock options granted in March 2005. We did not grant any stock appreciation rights for services rendered during 2004.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                             -------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                              NUMBER OF      % OF TOTAL                                     ANNUAL RATES OF STOCK
                              SECURITIES    OPTIONS/SARS                                   PRICE APPRECIATION FOR
                              UNDERLYING     GRANTED TO    EXERCISE OR                         OPTION TERMS(1)
                             OPTIONS/SARS   EMPLOYEES IN   BASE PRICE                      -----------------------
NAME                          GRANTED(#)    FISCAL YEAR      ($/SH)      EXPIRATION DATE     5%($)        10%($)
----                         ------------   ------------   -----------   ----------------  ----------   ----------
Richard A. Bachmann(2).....     62,000          33%           25.07      March 24, 2015    1,206,767    2,477,218
Suzanne V. Baer............         --           --              --             --                --           --
Phillip A. Gobe(2)(3)......     50,000          27%           18.97      December 6, 2014    596,507    1,511,665
                                45,500          24%           27.34      March 17, 2015      782,326    1,982,568
John H. Peper(2)...........     13,400           7%           27.34      March 17, 2015      230,399      583,877
T. Rodney Dykes(2).........     10,000           5%           27.34      March 17, 2015      171,940      435,729
William Flores, Jr.(2).....      7,000           4%           27.34      March 17, 2015      120,358      305,010

---------------

(1) The dollar amounts under these columns represent the potential realizable value of the total grant of non-qualified stock options to each of the named executive officers assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2) Options granted in March 2005 are exercisable one third on March 17, 2006 (March 24, 2006 for Mr. Bachmann), one third beginning on March 17, 2007 (March 24, 2007 for Mr. Bachmann) and the remainder beginning on March 17, 2008 (March 24, 2008 for Mr. Bachmann).

(3) Mr. Gobe received 50,000 options upon commencement of his employment in December 2004. One third of these options are exercisable on December 6, 2005, one third are exercisable beginning on December 6, 2006 and the remainder are exercisable beginning on December 6, 2007.

     The table below sets forth information concerning the value of exercised stock options and unexercised stock options held by our Chief Executive Officer and our five other most highly compensated executive officers as of December 31, 2004. Stock options granted in March 2005, all of which are unexercisable, are not included in the table.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 2004
                   AND OPTION VALUES AS OF DECEMBER 31, 2004

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS AT                    OPTIONS AT
                                 NUMBER OF       VALUE         FISCAL YEAR END(#)           FISCAL YEAR END($)(2)
                              SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
NAME                          ON EXERCISE(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ---------------   --------   -----------   -------------   -----------   -------------
Richard A. Bachmann.........          --             --      197,778        155,556       1,524,536      1,304,471
Suzanne V. Baer.............          --             --      350,889        162,778       3,686,248      1,346,986
Phillip A. Gobe.............          --             --           --         50,000              --         65,000
John H. Peper...............          --             --       64,278         67,555         737,321        646,541
T. Rodney Dykes.............      20,000        112,438       24,445         44,888         197,739        387,498
William Flores, Jr. ........          --             --           --         26,000              --        173,940

---------------

(1) Fair market value on date of exercise minus the exercise price of the stock options.

(2) Based on the positive difference, if any, between the closing sale price of the Company's Common Stock of $20.27 on December 31, 2004, as reported by the New York Stock Exchange, and the exercise price of such options.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 2004

     The table below sets forth information concerning the grant of performance shares to our Chief Executive Officer and our five other most highly compensated executive officers in March 2005 for services rendered in 2004.

                                            NUMBER OF
                                           PERFORMANCE   PERFORMANCE     ESTIMATED FUTURE PAYOUT(1)
                                             SHARES      PERIOD UNTIL   ----------------------------
NAME                                       GRANTED(1)       PAYOUT      THRESHOLD   TARGET   MAXIMUM
----                                       -----------   ------------   ---------   ------   -------
Richard A. Bachmann......................    29,400        3 years          --      29,400   58,800
Suzanne V. Baer..........................        --             --          --          --       --
Phillip A. Gobe..........................    21,600        3 Years          --      21,600   43,200
John H. Peper............................     6,350        3 Years          --       6,350   12,700
T. Rodney Dykes..........................     4,745        3 Years          --       4,745    9,490
William Flores, Jr. .....................     3,322        3 Years          --       3,322    6,644

---------------

(1) Each performance share entitles the holder to receive, at the end of the performance period and upon the satisfaction of conditions set forth in the Amended and Restated 2000 Long Term Stock Incentive Plan, shares of the Company's Common Stock. The payout can vary depending on the Company's achievement of proved reserve growth, production growth and full cycle return on investment, all computed after a 3-year cycle, compared with the results during the same period of a peer group of public companies of relatively similar size and geographic scope as the Company selected by the Compensation Committee. Payout is equal to the number of performance shares granted times a performance modifier based on the absolute ranking of the Company's performance relative to the peer group.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Under our offer letter agreement with Mr. Gobe dated October 19, 2004, he is entitled to an annual salary of at least $300,000. In addition, Mr. Gobe received 40,000 restricted share units which vest on the third anniversary of the date of the grant, and ten year options to purchase 50,000 shares of Common Stock, which vest ratably over three years, at an exercise price equal to the market price of the Common Stock on the date of grant. Mr. Gobe's bonus target is 65% of base salary.

     Under our offer letter agreement with Mr. Looney dated February 9, 2005, he is entitled to an annual salary of at least $245,000. In addition, Mr. Looney received an employment payment of $235,000, 30,000 restricted share units which vest on the third anniversary of the date of the grant, and ten year options to purchase 30,000 shares of Common Stock, which vest ratably over three years, at an exercise price equal to the market price of the Common Stock on the date of grant. Mr. Looney's bonus target is 55% of base salary.

     Certain of our executive officers, including Messrs. Bachmann, Gobe, Looney and Peper, have entered into a Change of Control Severance Agreement ("Severance Agreement") with the Company. Each Severance Agreement has a three year term, and terminates March 28, 2008. In addition, the Company has a Change of Control Severance Plan (the "Severance Plan" and, together with the Severance Agreements, the "Severance Program") for certain key employees, including Messrs. Dykes and Flores. The Severance Plan may be amended or terminated by the Board of Directors in its sole discretion prior to the occurrence of a change of control of the Company.

     The Severance Program provides that, upon the occurrence of a change of control, all equity awards granted to participants will become fully vested, all stock options will become fully exercisable and all restrictions on restricted shares and restricted share units will lapse. With respect to performance shares or other awards contingent on satisfaction of performance measures, the performance cycle will end as of the date of the change of control. In addition, participants in the Severance Program are entitled to receive certain benefits in the event of certain terminations of employment for "good reason" (including terminations by the participant following certain changes in duties, benefits, etc. that are treated as involuntary terminations) occurring within two years after a change of control. An eligible participant would be entitled to receive between one and three times the sum of (i) the participant's annual rate of base salary for the year of termination and (ii) the participant's average annual bonus from the Company for the three calendar years preceding the calendar year in which such termination of employment occurs (or, if the participant was employed for less than three years, the greater of the average annual bonus for all of the calendar years such individual was employed and the target bonus for the calendar year of termination). Messrs. Bachmann, Gobe, Looney and Peper are entitled to receive three times, and Messrs. Dykes and Flores are entitled to receive two times, the sum described in the preceding sentence. Payments are to be paid in a lump sum in cash within 30 days following termination. In addition, participants will continue to receive medical and life insurance benefits in existence at the time of the change of control for a specified period of time (18 months for our executive officers); provided that the participant continues to pay the same portion of the required premium for such coverage as was required prior to termination. If any payments are subject to the excise tax on "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, payments to the participant will be reduced until no amount payable to the participant would constitute an "excise parachute payment," provided that no such reduction will be made if the net after-tax payment to which the participant would otherwise be entitled without such reduction would be greater than the net after-tax payment, in each case, after taking into account Federal, state, local or other income and excise taxes, to the participant resulting from the receipt of such payments with such reduction.

     For purposes of the Severance Program and awards under the Amended and Restated 2000 Long Term Stock Incentive Plan and the 2000 Stock Incentive Plan for Non-Employee Directors, a change of control generally includes any of the following events: (i) an acquisition by any person of 25% or more of the securities entitled to vote in the election of directors, (ii) the current directors, or their approved successors, no longer constitute a majority of the Board of Directors, (iii) a merger or similar transaction is consummated which results in the holders of our Common Stock owning 50% or less of the surviving or transferee entity's securities entitled to vote generally in the election of directors or (iv) approval of a plan of liquidation or disposition of all or substantially all of our assets.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report is submitted by the Compensation Committee for inclusion in this proxy pursuant to the rules of the Securities and Exchange Commission with respect to executive compensation:

     The Compensation Committee (the "Committee") reviews the general compensation policies of the Company, approves the compensation to be paid to executive officers, other than the Company's Chief Executive Officer which is approved by the independent members of the Board of Directors based upon the Committee's recommendation, and administers the Company's incentive compensation plans. All equity awards are made under the Company's Amended and Restated 2000 Long Term Stock Incentive Plan. The Committee is composed of three (3) non-employee directors: Messrs. Bumgarner, Dawkins and Phillips.

  PHILOSOPHY OF COMPENSATION

     The objectives of the Company's compensation program are (i) to attract and retain the best available talent, (ii) to motivate employees to achieve the Company's goals, (iii) to link employee and stockholder interests through performance rewards and (iv) to provide compensation that can recognize individual contributions to corporate objectives. The Committee's compensation philosophy is designed so that a substantial component of each employee's potential annual compensation is dependent upon measurable improvement to stockholder value.

     The Committee based its decisions with respect to performance-measured compensation of our executive officers for services rendered in 2004 based upon these principles and our assessment of each officer's potential to enhance long term stockholder value. The Committee also considered each executive officer's current salary and prior year compensation, as well as compensation paid to the executive officer's peers. The Committee engages an outside compensation consultant to assist it in determining appropriate types and levels of compensation. The Committee expects recommendations from the Company's Chief Executive Officer but exercises its own judgment and makes its own determination.

  TYPES OF COMPENSATION

     The Company provides two main types of compensation to executive officers:

          (1) annual compensation, consisting of a market-median base salary and an incentive bonus based in part on the performance of the Company's Common Stock as well as the attainment of corporate and individual objectives; and

          (2) long-term compensation, consisting of stock options, the value of which is directly linked to the value of a share of the Company's Common Stock, and performance shares, which are paid out based upon corporate performance against established measures.

  ANNUAL COMPENSATION

     At least once each year, the Committee reviews the Company's executive compensation program. The annual base salary of each executive is determined by an analysis of the compensation paid to other executive officers in similar positions in the Company's peer group. Market data is derived from a combination of sources, including published peer group data. A competitive base salary is consistent with the Company's long-term objectives of attracting and retaining highly qualified, competent executives.

     The incentive bonus is particularly aligned with the interests of the Company's stockholders. Incentive bonuses are based on quantitative and qualitative factors that the Committee may deem appropriate and the Committee's assessment of the individual's performance. While the Committee does not apply a completely formulaic approach, in 2004 the quantitative factors considered consisted of predetermined targets of production growth, reserve replacement, reserve replacement cost, lease operating expense per barrel of oil equivalent ("Loe/Boe") and return on capital employed, as well as the increase in value of the Company's Common Stock. The Committee also compares the Company's results against the results of its peer group. A target bonus percentage of base salary is predetermined and periodically reviewed for each executive on the basis of market practices, although these targets can be significantly affected by the Committee's assessment of individual performance. The Committee targets the 75th percentile for the combination of base salary and incentive bonus when results warrant. In reviewing quantitative factors, the Committee will determine each year whether a threshold level of performance below the Company's objectives is deserving of any bonus percentage, taking into account external factors beyond the control of the executives. For 2004, the Committee determined that the Company exceeded the reserve replacement and return on capital employed targets, met its target for reserve replacement costs in light of an increased cost environment and met its targets for production growth and Loe/Boe on a storm-adjusted basis. Overall, the Committee determined that the Company had exceeded its adjusted targets, and noted that the stock price had also increased over the year. Based on these results, and the Committee's assessment of individual performance, the Committee approved the bonuses for executive officers set forth under "Executive Compensation and Other Matters -- Summary Compensation." The Committee approved revised quantitative targets for 2005 based on the same factors described above.

  LONG-TERM COMPENSATION

     The Company's Amended and Restated 2000 Long Term Stock Incentive Plan (the "Plan") permits the Committee to select the officers and employees of the Company who will receive awards, to determine the types of awards to be granted to each such person and to establish the terms of each award.

     The Committee considers stock options to be an important part of the Company's long-term incentive program for executive officers as these awards create an alignment of interests with the Company's stockholders. Stock options have an exercise price equal to fair market value on the date of grant, and generally have a ten year term and vest ratably over three years. If any grantee voluntarily leaves the Company, unvested options are forfeited and vested options must be exercised within 30 days. Unvested options will become immediately exercisable upon a change of control (as defined) of the Company.

     The Committee also uses performance shares as an integral part of the Company's long-term incentive program. Each performance share entitles the holder to receive, at the end of the performance period and upon the satisfaction of conditions set forth in the Plan, shares of the Company's Common Stock. With respect to awards made in March 2005, the payout can vary depending on the Company's proved reserve growth, production growth and full cycle return on investment, all computed after a 3-year cycle, compared with the results during the same period of public companies that are of relatively similar size and geographic scope as the Company selected by the Committee. Payout is equal to the number of performance shares granted times a performance modifier based on the absolute ranking of the Company's performance relative to the peer group.

     In determining the appropriate levels of incentive compensation, the Committee reviews comparable compensation, as well as historical share usage and dilution analyses and the fair value of long-term compensation as a percentage of market capitalization, of its peer group. The Committee targets the 75th percentile for long-term compensation when results warrant. Because the Company is earlier in its corporate history than most of its peer group, the Company's long-term compensation awards have generally been higher than its peer group. The desired dollar amount of long-term compensation is divided equally between stock options and performance shares based on the binomial value of the stock options and the market price of Common Stock for performance shares. For 2004, the Committee approved awards for our executive officers as set forth under "Executive Compensation and Other Matters -- Summary Compensation", and
"-- Long-Term Incentive Plan -- Awards in Fiscal 2004."

  SEVERANCE PROGRAM

     In March 2005, the Committee recommended, and the Board of Directors approved, the Severance Program described under "Executive Compensation and Other Matters -- Employment Agreements and Change of Control Arrangements" for key employees, including our executive officers. In considering the

Severance Program, the Committee, with the advice of an outside compensation consultant, reviewed the potential costs of the Program (including the potential for loss of tax deductions), by individual and in the aggregate, to the Company. The Committee also considered the nature of similar programs at other companies, and noted that the proposed severance agreements terminate in March 2008 and the proposed severance plan could be amended or terminated by the Board in its sole discretion prior to the occurrence of a change of control. The Committee determined that the protection afforded by the Severance Program was desirable in order to attract and retain quality employees, and recommended the Program to the Board.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee based its recommendations to the independent members of the Board with respect to compensation of our Chief Executive Officer, Richard A. Bachmann, for services rendered in 2004 on the factors discussed above and our assessment of his potential to enhance long term stockholder value. The Committee also considered Mr. Bachmann's current salary and prior year compensation, as well as compensation paid to his peers. The Committee engaged an outside compensation consultant to assist it in determining appropriate types and levels of compensation. The independent members of the Board concurred with the Committee's recommendations.

     Mr. Bachmann's base salary of $392,000 for 2004 was commensurate with the median base salary for chief executive officers of the Company's peer group. In March 2005, Mr. Bachmann was granted 62,000 stock options which vest ratably over three years and 29,400 performance shares which are paid three years from date of grant, subject to the Company's achievement of specified goals described above. Mr. Bachmann's bonus target is 75% and in March 2005 Mr. Bachmann was awarded a bonus of $600,000, exceeding the target, in light of his exceptional leadership and the Company's results during 2004.

  POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company's chief executive officer and any of the other four highest-paid executive officers, except for "performance-based" compensation. The Committee is aware of this limitation and intends to consider the effects of Section 162(m) on the Company when making compensation decisions.

                                          Compensation Committee

                                          John C. Bumgarner, Chairman
                                          Enoch L. Dawkins, Member
                                          John G. Phillips, Member

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Board of Directors revised the Audit Committee Charter on March 24, 2005 to reflect changes in the rules of the New York Stock Exchange. A copy of the amended Audit Committee Charter is attached to this Proxy Statement as Annex C.

     It is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles, or to certify the Company's financial statements. This is the responsibility of management and the independent registered public accountants. It is also not the responsibility of the Audit Committee to guarantee the opinion of the independent registered public accountants or assure compliance with laws and regulations and the Company's Code of Business Ethics.

     Based on the Audit Committee's review of the audited financial statements as of and for the fiscal year ended December 31, 2004 and its discussions with management regarding such audited financial statements and management's assessment of the effectiveness of the Company's system of internal control over financial reporting, its receipt of written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, its discussions with the independent registered public accountants regarding such auditor's independence, the matters required to be discussed by the Statement on Auditing Standards 61, its discussions with the independent registered public accountants regarding its opinion on the effectiveness of the Company's system of internal control over financial reporting and on management's assessment of the Company's system of internal control over financial reporting, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for such fiscal year.

  FEES BILLED TO THE COMPANY BY KPMG LLP DURING FISCAL YEARS ENDED DECEMBER 31, 2004 AND 2003

     Audit Fees. Audit fees (including expenses) billed (or billable) to the Company by KPMG LLP with respect to fiscal 2004 and fiscal 2003 were $481,000 and $312,300, respectively. 2004 audit fees include (i) annual financial statement audit -- $260,000; (ii) Sarbanes-Oxley Section 404
Certification -- $265,000; and (iii) Registration Statements -- $56,000. 2003 audit fees include (i) annual financial statement audit -- $148,000; and (ii) Registration Statements including a Rule 144A Offering Memorandum -- $164,300.

     Audit-Related Fees. Audit-related fees (including expenses) billed (or billable) to the Company by KPMG LLP with respect to fiscal 2004 and fiscal 2003 were $15,000 and $14,000, respectively. Such fees were in connection with the Company's benefit plan audit.

     Tax Fees. Tax fees (including expenses) billed by KPMG LLP with respect to fiscal 2004 and fiscal 2003 were $0 and $5,200, respectively. Such fees were primarily in connection with tax consulting services.

     All Other Fees. All other fees (including expenses) billed by KPMG LLP with respect to fiscal 2004 and fiscal 2003 were $0 and $3,200, respectively. Such fees were primarily in connection with a business risk assessment and operational internal audits.

     The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company's public accountants.

     The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will annually review and pre-approve the audit, review and attest services to be provided during the next audit cycle by the independent registered public accountants and may annually review and pre-approve permitted non-audit services to be provided during the next audit cycle by the independent registered public accountants. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent registered public accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the independent registered public accountants to provide services to the Company shall be submitted to the Audit Committee or its designated subcommittee by the Chief Financial Officer or Controller and must address whether, in his or her view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence.

                                          Audit Committee

                                          Jerry D. Carlisle, Chairman
                                          John C. Bumgarner, Member
                                          Harold D. Carter, Member
                                          John G. Phillips, Member

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative return (assuming reinvestment of any dividends) for (i) the Company, (ii) the S&P 500 Index, and
(iii) the Company's peer group composed of eleven (11) independent oil and gas exploration and production companies with activities focused in the Gulf of Mexico region (ATP Oil & Gas Corporation, Cabot Oil & Gas Corporation, Comstock Resources, Inc., Denbury Resources Inc., Houston Exploration Company, Newfield Exploration Company, Remington Oil and Gas Corporation, St. Mary Land & Exploration Company, Spinnaker Exploration Company, Stone Energy Corporation, The Meridian Resource Corporation) which the Company believes compete with the Company and are believed by the Company to be companies that analysts would most likely use to compare with an investment in the Company. One company, Westport Resources Corporation, included in our 2003 peer group has been removed in 2004, as it was acquired by another company.

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
        AMONG ENERGY PARTNERS, LTD., THE S&P 500 INDEX AND A PEER GROUP

                              (PERFORMANCE GRAPH)
---------------

* $100 invested on 11/2/00 in stock or on 10/31/00 in index -- including reinvestment of dividends. Fiscal year ending December 31.

------------------------------------------------------------------------------------
                                     11/2/00  12/00   12/01   12/02   12/03   12/04
------------------------------------------------------------------------------------
 Energy Partners, Ltd.               100.00   83.75   50.33   71.33   92.67  135.13
 S&P 500                             100.00   92.57   81.57   63.54   81.77   90.66
 Peer Group                          100.00  134.32  100.91   94.31  123.71  170.68

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. To the Company's knowledge, with respect to the year ended December 31, 2004, all applicable filings were made timely other than one late report by Mr. Carter.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Gershen is a managing director of the general partner of Energy Income Fund, L.P. ("EIF"), which owned more than 5% of our outstanding Common Stock until November 2004. In November 2004, we sold 3,467,144 shares of our common stock to the public at a sales price of $57,377,766, and purchased an equal number of shares from EIF at the same price. We have been informed by the NYSE that this transaction did not cause Mr. Gershen to cease to be independent under the independence guidelines of its corporate governance rules.

                                 OTHER MATTERS

     Management of the Company is not aware of other matters to be presented for action at the 2005 Annual Meeting; however, if other matters are presented, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

     Stockholder proposals intended to be included in the Proxy Statement relating to the Company's 2006 Annual Meeting pursuant to Rule 14a-8 ("Rule 14a-8") under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 5, 2005 and must otherwise comply with Rule 14a-8.

     Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company's 2006 Annual Meeting must be delivered to the Corporate Secretary of the Company no later than March 11, 2006, but no earlier than February 9, 2006. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the 2006 Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal, if presented at the 2006 Annual Meeting.

     Stockholder proposals for nominees for directors must comply with the procedures set forth in Section 2.10 of the Company's By-laws. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time of giving notice and must be entitled to vote at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to the Secretary at the principal executive offices of the Company (i) in the case of a nomination for election at an annual meeting, not later than 60 days nor earlier than 90 days prior to the first anniversary of the preceding year's annual meeting; and (ii) in the case of a special meeting at which directors are to be elected, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting. In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, the stockholder notice described above will be deemed timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

     The stockholder notice must set forth the following:

     - As to each person the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person,
       (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors pursuant to

Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, including such person's written consent to being named as a nominee and to serving as a director if elected, and

     - As to the nominating stockholder and the beneficial owner, if any, of such stock, (i) such stockholder's and beneficial owner's, name and address as they appear on the Company's books, (ii) the class and number of shares of the Company's capital stock which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

     In addition to complying with the foregoing procedures, any stockholder nominating a director must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

     PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY TO AVOID UNNECESSARY EXPENSE. ALL STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO PARTICIPATE IN THE 2005 ANNUAL MEETING BY RETURNING THEIR PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Richard A. Bachmann

                                          RICHARD A. BACHMANN
                                          Chairman of the Board
                                          President and Chief Executive Officer

New Orleans, Louisiana
April 4, 2005

                                                                         ANNEX A

                             ENERGY PARTNERS, LTD.

                        DIRECTOR INDEPENDENCE STANDARDS

     The Board of Directors of Energy Partners, Ltd. (the "Company") has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

EMPLOYMENT RELATIONSHIPS

     A director will be deemed to be independent unless, within the preceding three years:

     - such director

      - is or was an employee of the Company or any of the Company's subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

      - is a current partner of the Company's internal or external auditor;

      - is a current employee of the Company's internal or external auditor; or

      - was (but is no longer) a partner or employee of the Company's internal or external auditor who personally worked on the Company's audit within that time.

     - any immediate family member of such director

      - is or was an executive officer of the Company or any of the Company's subsidiaries;

      - is a current partner of the Company's internal or external auditor;

      - is a current employee of the Company's internal or external auditor who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or

      - was (but is no longer) a partner or employee of the Company's internal or external auditor who personally worked on the Company's audit within that time.

COMPENSATION RELATIONSHIPS

     A director will be deemed to be independent unless, within the preceding three years:

     - such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

     - an immediate family member of such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

COMMERCIAL RELATIONSHIPS

     A director will be deemed to be independent unless:

     - such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or

     - an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

CHARITABLE RELATIONSHIPS

     A director will be deemed to be independent unless such director is an executive officer of a tax-exempt organization that, within the preceding three years, received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization's consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director's independence.

INTERLOCKING DIRECTORATES

     A director will be deemed to be independent unless, within the preceding three years:

     - such director is or was employed as an executive officer of another company where any of the Company's or its subsidiaries' present executive officers at the same time serves or served on that company's compensation committee; or

     - an immediate family member of such director is or was employed as an executive officer of another company where any of the Company's or its subsidiaries' present executives at the same time serves or served on that company's compensation committee;

OTHER RELATIONSHIPS

     For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company will not be considered to have a material relationship based solely on such relationship that would impair such director's independence.

     For purposes of the standards set forth above, "immediate family member" means any of such director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director's home. For purposes of the standards set forth above, "executive officer" means the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company's subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

     These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

                                                                         ANNEX B

                             ENERGY PARTNERS, LTD.

               AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                   ARTICLE I

                                    PURPOSES

     The purposes of the Amended and Restated Energy Partners, Ltd. 2000 Stock Incentive Plan for Non-Employee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee directors of Energy Partners, Ltd. (the "Company") and to provide an incentive for such directors to increase their proprietary interests in the Company's long-term success and progress.

                                   ARTICLE II

                           SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Company's common stock, $0.01 par value per share (the "Shares"), for which awards may be granted under the Plan is 500,000. The Shares shall be shares presently authorized but unissued or subsequently acquired by the Company. If any awards under the Plan are forfeited, canceled, terminated, exchanged or surrendered or such award is settled in cash or otherwise terminates without a distribution of Shares to the Eligible Director, any Shares counted against the number of Shares reserved and available under the Plan with respect to such award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for awards under the Plan.

                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall be the Compensation Committee of the Board of Directors of the Company (the "Board") or such other Board committee as may be designated by the Board to administer the Plan. Subject to the terms of the Plan, the Plan Administrator shall have the power to determine whether to grant to an Eligible Director under the Plan stock options, restricted share units or both or neither, the number of stock options and/or restricted share units to be granted, and the terms and conditions of the stock options and restricted share units (consistent with the terms of the Plan), to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt, amend and rescind such rules and regulations for the administration of the Plan as it may deem desirable. All determinations made by the Plan Administrator in connection with the Plan and any awards granted thereunder shall be final and binding upon all Eligible Directors and their successors in interest. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

                                   ARTICLE IV

                            GRANTS OF STOCK OPTIONS

     Each member of the Board elected or appointed who is not otherwise an employee of the Company or any subsidiary (an "Eligible Director") shall be eligible to receive stock option grants under the Plan. The

Plan Administrator is authorized to grant stock options to Eligible Directors on the following terms and conditions:

1.  OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an option agreement (the "Option Agreement") duly executed on behalf of the Company. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Option Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.  OPTION EXERCISE PRICE

     The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall mean the fair market value as determined by such methods and procedures as shall be established from time to time by the Plan Administrator. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Plan Administrator in good faith, such fair market value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that date, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

3.  TIME AND MANNER OF EXERCISE OF OPTION

     Each option shall become fully exercisable on the first anniversary of the date of grant, provided the optionee continues as a director of the Company throughout that one-year period. Prior to the first anniversary of the date of grant of an option, the option shall be exercisable as to a number of Shares covered by the option determined by (i) multiplying the number of Shares covered by the option by a fraction the numerator of which is the number of days that the optionee has served as a director of the Company on or after the date of grant up to and including the determination date and the denominator of which is 365, and (ii) rounding down to the nearest whole number. Any portion of an option that has not become exercisable prior to the cessation of the optionee's service as a director for any reason shall not thereafter become exercisable. Each option to the extent then exercisable may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

     Any option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of Common Stock already owned for at least six (6) months by the person exercising the option, valued at fair market value (as defined in Section
2) at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

4.  TERM OF OPTIONS

     Each option shall expire on the earlier of (i) ten (10) years from the date of the granting thereof, or (ii) thirty-six (36) months after the date the optionee ceases to be a director of the Company for any reason.

5.  TRANSFERABILITY

     During an optionee's lifetime, an option may be exercised only by the optionee. In the event of the death of an optionee prior to the expiration of an option as described in Section 4, such option shall be exercisable after the date of the optionee's death for the balance of the period up to its expiration as described in Section 4, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, except that the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

6.  PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

     Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

                                   ARTICLE V

                        GRANTS OF RESTRICTED SHARE UNITS

     Each Eligible Director shall be eligible to receive grants of restricted share units under the Plan. The Plan Administrator is authorized to grant restricted share units to Eligible Directors on the following terms and conditions:

1.  NATURE OF RESTRICTED SHARE UNIT AND RESTRICTED SHARE UNIT AGREEMENT

     Each restricted share unit shall represent the right to receive one Share upon the earlier to occur of: (i) the cessation of the Eligible Director's service as a director of the Company for any reason, or (ii) the occurrence of a change of control of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and Internal Revenue Service guidance thereunder (the "Payment Event"). Each restricted share unit shall be evidenced by a restricted share unit agreement (the "RSU Agreement") duly executed on behalf of the Company. Each RSU Agreement shall comply with and be subject to the terms and conditions of the Plan. Any RSU Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.  VESTING AND FORFEITURE

     An Eligible Director shall become 100% vested in a grant of restricted share units on the first anniversary of the date of grant, provided the Eligible Director continues as a director of the Company throughout that one-year period. Prior to the first anniversary of the date of grant of restricted share units, an Eligible Director shall be vested in a number of restricted share units determined by (i) multiplying the number of restricted share units included in such grant by a fraction the numerator of which is the number of days that the Eligible Director has served as a director of the Company on or after the date of grant up to and including the determination date and the denominator of which is 365, and (ii) rounding down to nearest whole number. If the service of an Eligible Director ceases for any reason prior to the first anniversary of the date of grant of restricted share units, the Eligible Director shall forfeit any restricted share units that have not vested as of the date of the Eligible Director's cessation of service as a Director.

3.  DIVIDEND EQUIVALENTS

     If the record date for any cash dividends on Shares falls during the period beginning on the date of grant of restricted share units to an Eligible Director and ending on occurrence of the Payment Event, the Eligible Director shall receive a grant of an additional number of restricted share units determined by
(i) calculating the cash dividends that the Eligible Director would have received if he or she had owned a number of Shares equal to the number of his or her restricted share units, (ii) dividing the amount of such cash dividends by the fair market value (as defined in Section 2 of Article IV) of a Share on the actual payment date for such dividends, and
(iii) rounding down to the nearest whole number. Such additional restricted share units shall have the same terms as the restricted share units to which they relate.

4.  PAYMENT OF VESTED RESTRICTED SHARE UNITS

     Upon the occurrence of a Payment Event, the Eligible Director (or, in the event of the Eligible Director's death, his or her beneficiary) shall be entitled to receive a number of Shares equal to the number of restricted share units in which the Eligible Director has vested at the time of the Payment Event. For this purpose, the Eligible Director's beneficiary shall be the person or persons designated by the Eligible Director on a form prescribed by and most recently filed with the Plan Administrator, or if no effective beneficiary designation is then in effect, the Eligible Director's estate.

5.  TRANSFERABILITY

     Restricted share units granted under the Plan shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution, except that the Plan Administrator shall permit an Eligible Director to designate in writing during the Eligible Director's lifetime a beneficiary to receive the Shares representing vested restricted share units where the Payment Event is the death of the Eligible Director. Any attempt to transfer, assign, pledge, hypothecate, attach or otherwise dispose of any restricted share unit under the Plan contrary to the provisions of the Plan, shall be null and void.

6.  ELIGIBLE DIRECTOR'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

     Neither the Eligible Director holding a restricted share unit nor the Eligible Director's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares represented by restricted share units granted to such Eligible Director until such person becomes a holder of record of such Shares.

                                   ARTICLE VI

                              CAPITAL ADJUSTMENTS

     In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board may make such adjustments as it deems appropriate in the aggregate number and kind of shares for which awards may be granted under the Plan, the number and kind of shares covered by each outstanding award and the exercise price per share of each outstanding option.

     In the event of any adjustment in the number of shares covered by any award, any fractional shares resulting from such adjustment shall be disregarded and each such award shall cover only the number of full shares resulting from such adjustment.

                                  ARTICLE VII

                               GENERAL PROVISIONS

1.  LIMITATION AS TO DIRECTORSHIP

     Neither the Plan nor the granting of an option or restricted share unit nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

2.  REGULATORY APPROVAL AND COMPLIANCE

     The Company shall not be required to issue any certificate or certificates for Shares under the Plan, or record as a holder of record of Shares the name of the individual exercising an option or entitled to receive Shares in respect of a grant of restricted share units under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                                  ARTICLE VIII

                              EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to the Eligible Director.

                                   ARTICLE IX

                              DURATION OF THE PLAN

     The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the terms of any then outstanding awards.

                                   ARTICLE X

                     TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment, termination or suspension may impair the rights of an Eligible Director under any award theretofore granted without the Eligible Director's consent.

                                   ARTICLE XI

                                 GOVERNING LAW

     The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Option Agreement or RSU Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflicts of laws.

                                                                         ANNEX C

                             ENERGY PARTNERS, LTD.

                            AUDIT COMMITTEE CHARTER

     The purpose of the Audit Committee, in its capacity as a committee of the Board, is to assist the Board in overseeing (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor and (4) the compliance by the Company with legal and regulatory requirements.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the responsibility or duty of the Audit Committee to: certify the Company's financial statements, guarantee the auditor's report, plan or conduct audits or determine that the Company's financial statements and disclosures are complete and accurate or are in accordance with generally accepted accounting principles or applicable rules and regulations. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations or with the Company's Code of Business Ethics, or to set or determine the adequacy of the Company's reserves. These are the responsibilities of management and the independent auditor, as appropriate.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, independent or outside legal, accounting, or other consultants or experts of its choice as it deems necessary or appropriate in the performance of its duties. The Audit Committee may request any officer or employee of the Company or the Company's counsel or independent auditor to attend any meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

AUDIT COMMITTEE COMPOSITION

     The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating & Governance Committee. The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and other applicable laws, rules and regulations. No Audit Committee member shall simultaneously serve on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of that Audit Committee member effectively to serve on the Audit Committee.

     The members of the Audit Committee may be replaced by the Board.

     The Audit Committee members must be financially literate, as such qualification is interpreted by the Board in its business judgment. In addition, at least one member must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

     The Audit Committee must have at least one member who is an "audit committee financial expert," as defined by the SEC, on or prior to the date required by the SEC.

     The Audit Committee may delegate authority to an individual member of the committee or to subcommittees to the extent permitted by applicable laws, rules and regulations, including those of the New York Stock Exchange.

     A Chairperson may be elected by the Board.

RESPONSIBILITIES OF AUDIT COMMITTEE

  GENERAL

     1. Meet to review and discuss with management and the independent auditor the annual audited financial statements, including reviewing the specific disclosures made in management's discussion and analysis, and any related certifications required to be made by any officer of the Company, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Meet to review and discuss with management and the independent auditor the Company's quarterly financial statements, including reviewing the specific disclosures made in management's discussion and analysis and any related certifications required to be made by any officer of the Company, prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

     3. Discuss with management and the independent auditor (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

     4. Discuss with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee's responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made, particularly any "pro forma" or "adjusted" non-GAAP information). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

     5. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     6. Review annually with management and the independent auditors the Company's Code of Business Ethics, as well as review the actions taken to monitor compliance with the Code of Business Ethics.

     7. Review any exceptions to the Company's Code of Business Ethics and the actions management has taken to resolve the exceptions.

     8. Review with the Company's counsel any legal, regulatory and environmental matters that may have a material impact on the Company's financial statements.

     9. Review the responsibilities, budget and staffing of the Company's internal audit program, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits.

     10. Review and assess compliance with all applicable rules and regulations of the SEC and the New York Stock Exchange specifically applicable to the composition and responsibilities of the Audit Committee.

INDEPENDENT AUDITORS

     1. The Audit Committee shall be directly responsible for the appointment, compensation (including as to fees and terms) and retention of the independent auditor and for oversight of the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee. The performance of any audit or permitted non-audit services by the independent auditor shall be subject to prior approval in accordance with applicable laws, rules or regulations.

     2. Review the experience and qualifications of the lead partner of the independent auditor.

     3. Obtain and review a report from the independent auditor at least annually describing (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues, and (c) (to assess the auditor's independence), all relationships between the independent auditor and the Company. After reviewing such report and the independent auditor's work throughout the year, evaluate the qualifications, performance and independence of the independent auditor, taking into account the opinions of management and the Company's internal auditors. In addition to assuring the regular rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit) as required by law, the Audit Committee shall consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions to the Board and take any actions deemed necessary or desirable by the Audit Committee to satisfy itself as to the qualifications, performance and independence of the independent auditor.

     4. Set clear policies for the Company's hiring of employees or former employees of the independent auditor, but in no event shall any such employee who has participated in any capacity in the audit of the Company be hired in a management position with the Company during the one year period preceding the date of the initiation of the Company's most recent audit.

     5. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

          (a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

          (b) Any management or internal control letter provided, or proposed to be provided, by the independent auditor and the Company's response to that letter; and

          (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     6. Receive, and take any required or appropriate action in relation to, all reports and other communications which the independent auditor is required to make to the Audit Committee, including timely reports concerning:

          (a) all critical accounting policies and practices to be used;

          (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          (c) other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences.

     7. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.

     8. Review with the independent auditor any audit problems or difficulties and management's response.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

     1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     2. Annually prepare an audit committee report as required by the SEC to be included in the Company's annual proxy statement.

     3. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     4. The Audit Committee shall make regular reports to the Board.

     5. The Audit Committee shall annually review the Audit Committee's own performance.

     6. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

MEETINGS

     The Audit Committee may meet as often as may be necessary or appropriate, but must meet at least quarterly. Meetings may be called by the Chairperson of the Committee and/or the President and Chief Executive Officer of the Company. All meetings of the Audit Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company's records. Reports of meetings of the Audit Committee shall be made to the Board at its next regularly scheduled meeting following the Audit Committee meeting accompanied by any recommendations to the Board approved by the Audit Committee.

                             ENERGY PARTNERS, LTD.
                                   PROXY FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 2005

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Energy Partners, Ltd., a Delaware corporation ("EPL"), hereby appoints Richard A. Bachmann and John G. Phillips, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of EPL that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Energy Partners, Ltd. to be held on Thursday, May 12, 2005 at 9:00 a.m. Central Daylight Time, at the Hotel InterContinental New Orleans, Vieux Carre B Room, 444 St. Charles Ave., New Orleans, Louisiana 70130 and at any adjournment or postponement thereof, on the following matters:

                 (Continued and to be signed on the other side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

         YOU CAN NOW ACCESS YOUR ENERGY PARTNERS, LTD. ACCOUNT ONLINE.

Access your Energy Partners, Ltd., stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for Energy Partners, Ltd., now makes it easy and convenient to get current information on your stockholder account.

     - View account status              - View payment history for dividends
     - View certificate history         - Make address changes
     - View book-entry information      - Obtain a duplicate 1099 tax form
                                        - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM

          FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN 9AM-7PM
                           MONDAY-FRIDAY EASTERN TIME

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                                                                                                       Please       [   ]
                                                                                                       Mark Here
                                                                                                       for Address
                                                                                                       Change or
                                                                                                       Comments
                                                                                                       SEE REVERSE SIDE

(1) Proposal to approve the election of the following ten (10) nominees for membership on the Company's Board of Directors:

    Messrs. 01 Richard A. Bachmann; 02 John C. Bumgarner, Jr.;
    03 Jerry D. Carlisle; 04 Harold D. Carter; 05 Enoch L. Dawkins;
    06 Robert D. Gershen; 07 William R. Herrin; 08 William O. Hiltz;
    09 John G. Phillips; and 10 Dr. Norman D. Francis                                                         FOR   AGAINST  ABSTAIN
                                                                        (2) To approve the Amended and       [   ]   [   ]    [   ]
    EACH TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN THE           Restated 2000 Stock Incentive
    YEAR 2005, AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND              Plan for Non-Employee Directors.
    QUALIFIED.
                                                                        (3) To ratify the appointment of      FOR   AGAINST  ABSTAIN
                  FOR         WITHHOLD                                      KPMG LLP as the Company's        [   ]   [   ]    [   ]
                 [   ]         [   ]                                        independent registered public
                                                                            accountants for the year
    To withhold authority to vote for any nominee, write the name of        ended December 31, 2005.
    that nominee in the space provided below
                                                                        (4) To transact such other business as may properly come
                                                                            before the meeting and any adjournment or postponement
    -----------------------------------------                               thereof.

    PLEASE MARK, SIGN, DATE AND RETURN USING
    THE ENCLOSED ENVELOPE.                                                  This proxy, when properly executed, will be voted in
                                                                            the manner directed herein by the undersigned
                                                                            stockholder. IF NO DIRECTION IS MADE, THIS PROXY
                                                           __________       WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. Receipt
                                                                     |      of the proxy statement, dated April 4, 2005, is hereby
                                                                     |      acknowledged.
                                                                     |
                                                                     |      You are encouraged to specify your choices by marking
                                                                            the appropriate boxes, SEE REVERSE SIDE, but you need
                                                                            not mark any boxes if you wish to vote in accordance
                                                                            with the board of directors' recommendation. The
                                                                            proxies cannot vote your shares unless you sign and
                                                                            return this card.

                                                                            Please sign your name exactly as it appears hereon.
                                                                            Joint owners must each sign. When signing as
                                                                            attorney, executor, administrator, trustee or
                                                                            guardian, please give your full title as it
                                                                            appears thereon.



Signature __________________________________________  Signature __________________________________________  Date __________________
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.
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                                                FOLD AND DETACH HERE

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